United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 29, 2018

Date of Report (Date of earliest event reported)

Trident Acquisitions Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38508	81-1996183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Water St, Fl 8 New York, NY	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 646-229-7549

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 29, 2018, the registration statement (File No. 333-223655) (the “Registration Statement”) relating to the initial public offering (“IPO”) of Trident Acquisitions Corp. (the “Company”) was declared effective by the Securities and Exchange Commission. In connection therewith, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

•	An Underwriting Agreement, dated May 29, 2018, by and between the Company and Chardan Capital Markets LLC (“Chardan”), as representative of the underwriters;
•	A Warrant Agreement, dated May 29, 2018, by and between the Company and Continental Stock Transfer & Trust Company;
•	Letter Agreements, dated May 29, 2018, by and between the Company and each of the initial shareholders, officers and directors of the Company;
•	An Investment Management Trust Agreement, May 29, 2018, by and between the Company and Continental Stock Transfer & Trust Company;
•	A Stock Escrow Agreement, dated as of May 29, 2018, by and among the Company, Continental Stock Transfer & Trust Company and each of the initial shareholders of the Company; and
•	A Registration Rights Agreement, dated May 29, 2018, by and among the Company and the initial shareholders of the Company.

On June 1, 2018, the Company consummated the IPO of 17,500,000 units (the “Units”). Each Unit consists of one share of common stock (“Common Stock”) and one warrant (“Warrant”) entitling its holder to purchase one share of common stock at a price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $175,000,000. The Company granted the underwriters a 45-day option to purchase up to 2,625,000 additional Units to cover over-allotments, if any. On June 4, 2018, the underwriters exercised the option in full. The closing of the issuance and sale of the additional Units is expected to occur on June 5, 2018. In addition, the Company sold to Chardan, for $100, an option to purchase up to 1,750,000 units exercisable at $12.00 per unit, commencing on the later of the consummation of a business combination and six months from the effective date of the Registration Statement.

As of June 1, 2018, a total of $178,500,000 of the net proceeds from the IPO and the Private Placement (as defined below) were deposited in a trust account established for the benefit of the Company’s public shareholders. An audited balance sheet as of June 1, 2018 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement will be filed within 4 days of the Closing.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) with certain of its initial stockholders of 1,150,000 units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $11,500,000.

The Private Units are identical to the Units (as defined below) sold in the IPO except that the warrants included in the Price Units will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. Additionally, because the Private Units were issued in a private transaction, the initial purchasers and their permitted transferees will be allowed to exercise the warrants included in the Private Units for cash even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective and receive unregistered shares of common stock. Additionally, such initial purchasers agreed not to transfer, assign or sell any of the Private Units or underlying securities (except in limited circumstances, as described in the Registration Statement) until the completion of the Company’s initial business combination. Such Initial Purchasers were granted certain demand and piggyback registration rights in connection with the Private Units.

The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 29, 2018, by and between the Registrant and Chardan Capital Markets, LLC

4.1	Warrant Agreement, dated May 29, 2018, by and between Continental Stock Transfer & Trust Company and the Registrant

4.2	Unit Purchase Option between the Registrant and Chardan Capital Markets, LLC dated May 29, 2018

10.1	Form of Letter Agreements by and between the Registrant and each of the initial stockholders, officers and directors of the Registrant (incorporated by reference to Exhibit 10.2 to Amendment No. 2 to the Registration Statement on Form S-1/A filed with the SEC on May 21, 2018)

10.2	Investment Management Trust Agreement, dated May 29, 2018, by and between Continental Stock Transfer & Trust Company and the Registrant

10.3	Stock Escrow Agreement, dated May 29, 2018, among the Registrant, Continental Stock Transfer & Trust Company and the initial stockholders

10.4	Registration Rights Agreement, dated May 29, 2018, among the Registrant, Continental Stock Transfer & Trust Company and the initial stockholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2018

TRIDENT ACQUISITIONS CORP.

By:	/s/ Vadim Komissarov
Name:	Vadim Komissarov
Title:	President